Exhibit 5.4
womblebonddickinson.com

July 1, 2025 Reynolds American Inc. 401 North Main Street Winston-Salem, NC 27101	Womble Bond Dickinson (US) LLP One West Fourth Street Winston Salem, NC 27101 t: 336.721.3600 f: 336.721.3660
Re:     Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as special North Carolina counsel to Reynolds American Inc., a North Carolina corporation (“RAI”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the above-referenced Registration Statement on Form F-3 (the “Registration Statement”) relating to the public offering by B.A.T Capital Corporation, a Delaware corporation (“BATCAP”), B.A.T. International Finance p.l.c., a private limited company under the laws of England and Wales (“BATIF”), and/or British American Tobacco p.l.c., a public limited company under the laws of England and Wales (“BAT”, and each of BATCAP, BATIF, and BAT, an “Issuer”, and collectively, the “Issuers”), of an indeterminate amount of debt securities of any Issuer (the “Debt Securities”). The Debt Securities issued by BATCAP will be issued under (i) the indenture, dated as of September 6, 2019, by and among BATCAP, as Issuer, the guarantors party thereto (including RAI), Citibank, N.A., as trustee, registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Debt Securities are first issued (as supplemented prior to the date hereof, the “BATCAP 2019 Indenture”); (ii) the indenture, dated as of August 15, 2017, by and among BATCAP, as Issuer, the guarantors party thereto (including RAI), Wilmington Trust, National Association, as trustee, and Citibank, N.A., as authentication agent, paying agent, transfer agent, registrar, and calculation agent (as supplemented prior to the date hereof, the “BATCAP 2017 Indenture”); or (iii) an indenture to be entered into by and among BATIF, BATCAP, and BAT, as Issuers, the guarantors party thereto, and Citibank, N.A., as trustee, registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Debt Securities are first issued (the “2022 Indenture” and together with the BATCAP 2019 Indenture, and the BATCAP 2017 Indenture, the “BATCAP Indentures”). The Debt Securities issued by BATIF will be issued under (i) the indenture, dated as of September 25, 2020, by and among BATIF, as Issuer, the guarantors party thereto (including RAI), and Citibank, N.A., as trustee, registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Debt Securities are first issued (as supplemented prior to the date hereof, the “BATIF 2020 Indenture” and collectively with the BATCAP Indentures, the “Indentures”); or (ii) the 2022 Indenture. The Debt Securities issued by BAT will be issued under the 2022 Indenture. The Registration Statement also relates to the offering by the guarantors under the Indentures from time to time of their guarantees of the Debt Securities (“Guarantees”), including the guarantees by RAI (the “RAI Guarantees”). The offering of the Debt Securities and Guarantees will be made as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as that Prospectus is supplemented by one or more prospectus supplements from time to time or amended by one or more post-effective amendments to the Registration Statement from time to time.
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In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the Amended and Restated Articles of Incorporation of RAI filed with the North Carolina Secretary of State on July 25, 2017; (ii) the Second Amended and Restated Bylaws of RAI; (iii) the unanimous written consent of the board of directors of RAI dated June 12, 2025; and (iv) the certificate of existence of RAI issued by the North Carolina Secretary of State dated July 1, 2025 (the “Certificate of Existence”). As to any facts relevant to our opinions, we have relied upon a certificate from an officer of RAI.
Subject to the assumptions and other matters set forth below, it is our opinion that as of the date hereof:
1.RAI is a corporation in existence under the laws of the State of North Carolina.
2.RAI has the corporate power to enter into and perform its obligations under the RAI Guarantees.
3.RAI has authorized the execution, delivery and performance of the RAI Guarantees by all necessary corporate action.
In our examination, we have assumed the legal capacity of all natural persons, the incumbency of all persons designated as officers, directors or similar representatives of legal persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that the parties (other than RAI) had or will have the power, corporate or other, to enter into and perform all obligations in connection with the matters addressed by this opinion, and that they have or will have duly authorized by all requisite action, corporate or other, such obligations. We have further assumed that all parties have or will have duly executed and delivered all agreements and documents related to the matters addressed by this opinion and that the obligations thereunder are or will be valid and binding against all parties undertaking them.
Moreover, we have assumed that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become and remain effective, will not be subject to any stop order and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission, or a post-effective amendment will have been prepared and filed and become effective with the Commission, in either case describing the Debt Securities to be offered for sale thereby and any Guarantees offered thereby in accordance with all applicable laws; (iii) all Debt Securities and any Guarantees will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement or post-effective amendment; and (iv) a definitive underwriting or similar agreement with respect to the Debt Securities and any Guarantees offered will have been duly authorized and validly executed and delivered by the relevant Issuer, the guarantors party thereto and the other parties thereto.
Finally, we have assumed that: (i) the execution and delivery by RAI of the Indentures and any RAI Guarantees pursuant thereto, including the terms thereof, and the performance of RAI’s

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obligations thereunder have been or will be duly authorized by all necessary corporate action; (ii) the Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures; and (iii) the Guarantees will conform to the description thereof in the Registration Statement.
The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to RAI, the issuance of Debt Securities or both. Without limitation, we express no opinion regarding the enforceability of the RAI Guarantees. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. In rendering our opinion numbered 1 above, we have relied solely upon the Certificate of Existence.
This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of the Securities Act. This opinion may not be relied upon for any other purpose, except that Cravath, Swaine & Moore LLP may rely upon it in connection with the filing of its own opinion as to the Debt Securities and Guarantees as an exhibit to the Registration Statement.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

Womble Bond Dickinson (US) LLP